UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2016

Paragon Real Estate Equity and Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10011 Valley Forge Drive Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 283-6319

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Amendment to Articles of Incorporation - Name Change

At the Paragon Real Estate Equity and Investment Trust (the “Company”) Annual Meeting of Shareholders held on March 23, 2016 (the “Annual Meeting”), the shareholders approved a proposal to amend and restate the Company’s Declaration of Trust, as amended, to (a) amend and restate Article VII thereof related to the restriction on transfer and ownership of shares of the Company, and (b) change the name of the Company to Pillarstone Capital REIT and make conforming and other immaterial modifications, each as more fully described in the Proxy Statement (defined below) (collectively, the “Charter Amendments”).

In accordance with the foregoing, on March 28, 2016, the Company filed Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation reflecting the Charter Amendments. A copy of the Articles of Amendment and Restatement are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s shareholders voted on the following proposals: (i) to elect to the Board of Trustees two Class I trustees each to serve a three-year term ending at the annual meeting of shareholders in 2019 and until their respective successors, if any, are elected and qualify, two Class II trustees each to serve a two-year term ending at the annual meeting of shareholders in 2018 and until their respective successors, if any, are elected and qualify, and two Class III trustees each to serve a one-year term ending at the annual meeting of shareholders in 2017 and until their respective successors, if any, are elected and qualify; (ii) to approve the Charter Amendments; (iii) to approve the 2016 Equity Plan; (iv) to approve, on a non-binding advisory basis, the executive officer compensation of the Company’s named executive officers as described in the Company’s definitive proxy statement, dated February 19, 2016, as filed on Schedule 14A on February 19, 2016 (the “Proxy Statement”); and (v) to recommend, on a non-binding advisory basis, the frequency with which the Company’s shareholders would like to cast a non-binding advisory vote on the Company’s named executive officer compensation. The five proposals are described in detail in the Proxy Statement.

Proposals 4 and 5 were non-binding advisory votes. All of the other proposals were approved by the Registrant’s shareholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect to the Board of Trustees two Class I trustees each to serve a three-year term ending at the annual meeting of shareholders in 2019 and until their respective successors, if any, are elected and qualify, two Class II trustees each to serve a two-year term ending at the annual meeting of shareholders in 2018 and until their respective successors, if any, are elected and qualify, and two Class III trustees each to serve a one-year term ending at the annual meeting of shareholders in 2017 and until their respective successors, if any, are elected and qualify:

Nominee	Class	Shares For	Shares Withheld	Broker Non-Votes
James C. Mastandrea	I	2,584,122	658	0
John J. Dee	II	2,584,133	647	0
Daryl J. Carter	III	2,584,133	647	0
Daniel G. DeVos	I	2,584,133	647	0
Paul T. Lambert	II	2,584,133	647	0

Michael T. Oliver*	III	2,584,133	647	0

* On March 9, 2016, Michael T. Oliver passed away. Mr. Oliver was listed as a Class III trustee nominee for reelection to the Board of Trustees in the Proxy Statement that was filed on February 19, 2016. The Board of Trustees chose not to submit a substitute nominee for Mr. Oliver’s Class III trustee position, and has reduced the size of the Board to five members.

Proposal 2(a). To amend and restate the Declaration of Trust of the Company, as amended, to amend and restate Article VII thereof related to the restriction on transfer and ownership of shares of the Company:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
2,584,645	70	65	0

Proposal 2(b). To amend and restate the Declaration of Trust of the Company, as amended, to change the name of the Company to Pillarstone Capital REIT and make conforming and other immaterial modifications, each as more fully described in the Proxy Statement:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
2,584,670	94	16	0

Proposal 3. To approve the 2016 Equity Plan:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
2,584,228	59	493	0

Proposal 4. To approve, on a non-binding advisory basis, the executive officer compensation of the Company’s named executive officers as described in the Proxy Statement:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
2,584,063	122	595	0

Proposal 5. To recommend, on a non-binding advisory basis, the frequency with which the Company’s shareholders would like to cast a non-binding advisory vote on the Company’s named executive officer compensation:

Every 3 Years	Every 2 Years	Every Year	Shares Abstained	Broker Non-Votes
2,558,785	108	25,455	432	0

Based on the results of this vote and other factors, the Company’s Board of Trustees decided at a meeting held on March 28, 2016, that the Company will include a non-binding advisory vote on named executive officer compensation every three years in the Company’s future proxy materials until a future non-binding advisory vote of the shareholders regarding the frequency of such votes on named executive officer compensation results in a different determination by the Company’s Board of Trustees. Therefore, the next non-binding advisory vote on named executive officer compensation will be held at the Annual Meeting of Shareholders to be held in 2019. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another non-binding advisory vote on the frequency of the non-binding advisory vote regarding named executive officer compensation no later than the Annual Meeting of Shareholders to be held in 2022.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1 Articles of Amendment and Restatement of the Company as filed March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2016	PILLARSTONE CAPITAL REIT

/s/ John J. Dee
John J. Dee
Chief Financial Officer and Senior Vice President